UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2009

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1618 Station Street

Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices)

(604) 221-7676

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 27, 2009, Angiotech Pharmaceuticals, Inc. (“Angiotech”) and certain U.S. subsidiaries of Angiotech (the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Foothill, LLC, as arranger, administrative agent and lender.  Certain other of Angiotech’s subsidiaries guaranty the payment and performance of the Borrowers’ obligations under the Credit Agreement.  Capitalized terms used herein and not otherwise defined have the meaning given to them in the Credit Agreement.

The Credit Agreement provides for a secured delayed draw term loan in an amount of $10 million and a secured revolving credit facility in an amount of up to $22.5 million that is subject to a borrowing base formula based on certain of Angiotech’s and its subsidiaries’ finished goods inventory and accounts receivable.  The revolving credit facility also provides for a $5 million swingline subfacility and a $5 million letter of credit subfacility.  Any amounts drawn under the delayed draw term loan or revolving credit facility will be used to provide Angiotech with additional liquidity and capital recourses for working capital and general corporate purposes.  Angiotech did not borrow any amounts under the term loan or revolving credit facility upon entry into the Credit Agreement and Angiotech would not have been able to make this borrowing because the aggregate amount of its cash and cash equivalents exceeded $30 million on the closing date.

The obligation of the Lenders to make any term loans or advances under the revolving credit facility is subject to certain conditions, which include, among other conditions, that the aggregate amount of cash and Cash Equivalents of Angiotech and its subsidiaries not exceed $30 million of the date of such extension of credit (without giving effect to the proceeds of such Advance or Term Loan and the proceeds of any other Advance or Term Loan that are used in the manner and within five business days of the date thereof).

Amounts outstanding under the Term Loan and the Revolving Loan will bear interest at the Base Rate plus the Base Rate Margin, unless the Borrowers satisfy the conditions to incur interest, and elect to pay such interest, at the LIBOR Rate plus the LIBOR Rate Margin. The Base Rate is the greatest of (a) 4.0% per annum, (b) the Federal Funds Rate + 0.5%, (c) the Base LIBOR Rate + 1.0% and (d) the rate of interest announced by Wells Fargo as its “prime rate.” The LIBOR Rate is subject to a minimum of 2.25%. Each of the Base Rate Margin and the LIBOR Rate Margin ranges from 3.25% to 3.75%, depending on the Average Excess Availability of Angiotech and its subsidiaries. In addition, the interest rate on amounts drawn (other than with respect to undrawn letters of credit and Bank Product Obligations) under the Credit Agreement shall increase by 2.0% upon the occurrence and during the continuation of an Event of Default.

The Credit Agreement contains customary financial covenants, including maintaining certain levels of EBITDA and interest coverage ratios. Additionally, the Credit Agreement contains covenants that limit the ability of Angiotech and the Borrowers to, among other things, incur indebtedness, create liens, merge or consolidate, sell or dispose of assets, change the nature of their business, make distributions and make advances, loans or investments.

Borrowings under the Credit Agreement are secured by all assets of the Borrowers and the guarantors, including inventory, equipment, intellectual property and real estate, except for certain excluded items.

The Credit Agreement contains customary Events of Default, including, among others, the failure to pay principal when due, failure to pay interest or other amounts due under the Credit Agreement within three business days after becoming due, failure to comply with certain agreements or covenants contained in the Credit Agreement, the entry of certain judgments against a Loan Party or its subsidiaries of $1 million or more, commencement of bankruptcy or insolvency proceedings against a Loan Party or any of its subsidiaries, a default on certain indebtedness in the amount of $1 million or more which gives a third party the right to accelerate the maturity of a Loan Party’s obligations thereunder, a default on indebtedness contractually subordinated to the obligations under the Credit Agreement or the failure of the obligations under the Credit Agreement to constitute “Senior Indebtedness” or “Designated Senior Indebtedness.”

The Credit Agreement shall remain in effect until the earliest of (a) February 27, 2013, (b) the date that is 91 days prior to the maturity of Angiotech’s 7.75% Senior Subordinated Notes due 2014 and (c) the date that is 91 days prior to the maturity of Angiotech’s Senior Floating Rate Notes due 2013. The Required Lenders shall have the right to terminate the Credit Agreement immediately without notice upon the occurrence and during the continuation of an Event of Default. The Borrowers may terminate the Credit Agreement upon five business days’ notice by repaying in full all amounts drawn under the Credit Agreement.

The above description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by reference.

ITEM 8.01

OTHER EVENTS.

On March 2, 2009, Angiotech issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

Exhibit Number	Description
10.1

Credit Agreement, dated as of February 27, 2009, by and among Angiotech, as Parent, the subsidiaries of Parent listed as borrowers on the signature pages thereto, as borrowers, the lenders signatory thereto, as lenders, and Wells Fargo Foothill, LLC, as arranger and administrative agent.

99.1	Press Release issued March 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc.
(Registrant)

Date: March 5, 2009	By:	/s/ Jay Dent
Jay Dent
Sr. Vice President, Finance

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Credit Agreement, dated as of February 27, 2009, by and among Angiotech, as Parent, the subsidiaries of Parent listed as borrowers on the signature pages thereto, as borrowers, the lenders signatory thereto, as lenders, and Wells Fargo Foothill, LLC, as arranger and administrative agent.

99.1	Press Release issued March 2, 2009.